Exhibit 99.1
News Release
Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
Celanese Announces Early Results and Upsize of Tender Offers for 6.665% Senior Notes due 2027 and 6.850% Senior Notes due 2028
DALLAS (December 16, 2025)--(BUSINESS WIRE) -- Celanese Corporation (NYSE: CE) (“Celanese”), a global chemical and specialty materials company, today announced the early results of offers by its direct wholly-owned subsidiary Celanese US Holdings LLC (the “Company”) to purchase for cash validly tendered (and not validly withdrawn) and accepted notes in an aggregate principal amount equal to (i) $946,106,000 of 6.665% Senior Notes due 2027 (the “2027 Notes”) and (ii) $254,000,000 of 6.850% Senior Notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the “Notes”) (such amounts represent increases in size from the previously announced Maximum Tender Amount and Series Cap as further described herein) as described in the table below (the “Tender Offers”).
Additionally, the Company is amending the Tender Offers to increase (i) the Maximum Tender Amount so as to accept for purchase up to $1,200,106,000 aggregate principal amount of the Notes validly tendered and not validly withdrawn prior to the Early Tender Time, and (ii) the Series Cap so as to accept for purchase up to $254,000,000 aggregate principal amount of the 2028 Notes validly tendered and not validly withdrawn prior to the Early Tender Time (such amount, the “Series Cap”).
The Tender Offers have been made upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 2, 2025, as amended and supplemented by this press release (as so amended and supplemented and as it may be further amended or supplemented from time to time, the “Offer to Purchase”). Capitalized terms not defined in this announcement have the meanings given to them in the Offer to Purchase.
According to information provided by D.F. King, the Information and Tender Agent for the Tender Offers, $946,106,000 aggregate principal amount of the 2027 Notes and $675,185,000 aggregate principal amount of the 2028 Notes were validly tendered prior to or at the Early Tender Time and not validly withdrawn.
The following table indicates, among other things, the principal amount of Notes validly tendered and not validly withdrawn as of the Early Tender Time:

Title of Security(a)	CUSIP Number / ISIN	Outstanding Principal Amount	Acceptance Priority Level	Series Cap(c)	Principal Amount Tendered as of Early Tender Time	Principal Amount Expected to be Accepted as of Early Tender Time	Proration Factor
6.665% Senior Notes due 2027 (the “2027 Notes”)(b)	15089QAM6 / US15089QAM69	$1,500,000,000	1	N/A	$946,106,000	$946,106,000	N/A
6.850% Senior Notes due 2028 (the “2028 Notes”)(b)	15089QAW4 / US15089QAW42	$1,000,000,000	2	$254,000,000	$675,185,000	$254,000,000	37.68%(d)

(a)The Notes are guaranteed on a senior basis by Celanese and by each of the Company’s current and future domestic subsidiaries that guarantee the Company’s obligations under its senior credit facilities. Immediately following the next interest payment date, the interest rate payable on the 2027 Notes will be 7.165% and the interest rate payable on the 2028 Notes will be 7.350%.
(b)As of the date of the Offer to Purchase, the interest rate payable on the 2027 Notes has increased by 0.50% from the original stated coupon of 6.165%, and the interest rate payable on the 2028 Notes has increased by 0.50% from the original stated coupon of 6.350%.
(c)The Tender Offer for the 2028 Notes is subject to a Series Cap equal to $254,000,000 aggregate principal amount of the 2028 Notes, subject to the terms and conditions described in the Offer to Purchase. The Series Cap represents the maximum aggregate principal amount of the 2028 Notes that will be purchased.
(d)The 2028 Notes will be purchased on a pro rata basis up to the Series Cap in the manner described in the Offer to Purchase by reference to the “Proration Factor” referenced in the table above. The Proration Factor is rounded to the nearest hundredth of a percentage point.
Since the Tender Offers were fully subscribed as of the Early Tender Time, the Company does not expect to accept for purchase any Notes validly tendered after the Early Tender Time.
Except for the increases in the Maximum Tender Amount and the Series Cap as described in this press release, the terms and conditions of the Tender Offers set forth in the Offer to Purchase remain unchanged.
The Total Consideration for each $1,000 principal amount of 2027 Notes and 2028 Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be $1,037.50 and $1,055.00, respectively. The Total Consideration includes the Early Tender Payment of $50.00 for both series of Notes.
The Company expects to pay for the Notes that were validly tendered at or prior to the Early Tender Time and that are accepted for purchase on December 17, 2025 (such date, the “Early Settlement Date”).
The Tender Offers are subject to the satisfaction of certain conditions, as set forth in the Offer to Purchase. The Financing Condition for the Tender Offers as described in the Offer to Purchase has been satisfied.
The Company has retained BofA Securities as Lead Dealer Manager, and Citigroup, Deutsche Bank Securities and TD Securities as Co-Dealer Managers for the Tender Offers (collectively, the “Dealer Managers”). The Company has retained D.F. King as the Information and Tender Agent for the Tender Offers.
For additional information regarding terms and conditions of the Tender Offers please contact: BofA Securities at (888) 292-0070 (toll free) or (980) 388-3646 (collected). Requests for documents and questions regarding tendering of securities may be directed to D.F. King at +1 (212) 269-5550 (for banks and brokers only) or +1 (800) 967-4607 (for all others, toll-free) in New York, or by email at CE@dfking.com or to BofA Securities at its telephone numbers. Copies of the Offer to Purchase and other documents relating to the Tender Offers may also be obtained at https://clients.dfkingltd.com/CE.
General
This announcement is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are made only by the Offer to Purchase, and the information in this announcement is qualified by reference to the Offer to Purchase. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, Celanese, the Celanese Board of Directors, the Dealer Managers, the Information and Tender Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Legal Notices
None of the Dealer Managers (nor any of their respective directors, officers, employees, agents or affiliates) has any role in relation to any part of the Tender Offers made to Holders of Notes.
This announcement is for informational purposes only and is not an offer to sell or purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. There will be no sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
This announcement does not describe all the material terms of the Tender Offers and no decision should be made by any Holder on the basis of this announcement. The terms and conditions of the Tender Offers are described in the Offer to Purchase. This announcement must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offers. If any Holder is in any doubt as to the contents of this announcement, or the Offer to Purchase, or the action it should take, it is recommended that the Holder seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offers.
None of the Company, the Dealer Managers or their affiliates, their respective boards of directors, the Information and Tender Agent, the trustee with respect to the Notes or any of their respective affiliates makes any recommendation, or has expressed an opinion, as to whether or not Holders should tender their Notes, or refrain from doing so, pursuant to the Tender Offers. Each Holder should make its own decision as to whether to tender its Notes and if so, the principal amount of the Notes to tender.
The Company has not filed this announcement or the Offer to Purchase with, and they have not been reviewed by, any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Tender Offers, and it is unlawful and may be a criminal offense to make any representation to the contrary.
The Offer to Purchase does not constitute an offer to purchase Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities or blue sky laws. The distribution of the Offer to Purchase in certain jurisdictions is restricted by law. Persons into whose possession the Offer to Purchase comes are required by each of the Company, the Dealer Managers, the Information and Tender Agent to inform themselves about, and to observe, any such restrictions.
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About Celanese
Celanese Corporation is a global leader in chemistry, producing specialty material solutions used across most major industries and consumer applications. Our businesses use our chemistry, technology and commercial expertise to create value for our customers, employees and shareholders. We support sustainability by responsibly managing the materials we create and growing our portfolio of sustainable products to meet customer and societal demand. We strive to make a positive impact in our communities and to foster inclusivity across our teams. Celanese Corporation is a Fortune 500 company that employs more than 11,000 employees worldwide with 2024 net sales of $10.3 billion.
Forward-Looking Statements
This announcement may contain “forward-looking statements,” which include information concerning the expected timing of the Tender Offers, our ability to complete the Tender Offers, other terms of the Tender Offers and the other conditions set forth in the Offer to Purchase, the successful completion of the concurrent notes offering, and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this announcement. Numerous other factors, many of which are beyond Celanese’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in Celanese’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and neither the Company nor Celanese undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Celanese Contacts:
Investor Relations
Bill Cunningham
Phone: +1 302 772 5231
william.cunningham@celanese.com
Media - U.S.
Jamaison Schuler
Phone: +1 972 443 4400
media@celanese.com
Media - Europe
Petra Czugler
Phone: +49 69 45009 1206
petra.czugler@celanese.com
Source: Celanese Corporation